Exhibit 10.34

Qrons Inc.
28-10 Jackson Avenue #26N
Long Island City, New York 11101
Attn: Jonah Meer, Chief Executive Officer

QRONS INC.
SUBSCRIPTION CONFIRMATION

The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase ________ shares of common stock, par value $0.0001 per share (“Common Stock”) of Qrons Inc, a Wyoming corporation (the “Corporation”), for a purchase price of $_______ (the “Purchase Price”), or $0.70 per share. Simultaneous with the execution and delivery of this confirmation to the Company, the undersigned is either delivering a check made payable to “Qrons Inc.” or sending a wire transfer of immediately available funds equal to the Purchase Price to the Company’s account at:

Bank (with address and telephone number):

ABA #:  ______________SWIFT #:  _______________     ACH #: _____________
Account Number: _____________________________
Account Name: _____________________________

The undersigned acknowledges that the undersigned has received a copy of the prospectus of the Company, dated ________ __, 2021 filed with the Securities and Exchange Commission (“Prospectus”) with respect to the offer and sale of the shares of Common Stock being purchased. The undersigned is not relying on the Company or its affiliates with respect to economic considerations involved in this investment but has relied solely on its own advisors.

The undersigned further acknowledges that although the shares of common stock being purchased from the Company are registered securities under the Securities Act of 1933, as amended, there may be restrictions on the resale of the shares imposed by the particular state law where the undersigned resides or in a jurisdiction outside of the United States. Accordingly, the undersigned will not offer to sell or sell the shares in any jurisdiction unless the undersigned obtains all required consents, if any.

The undersigned understands that an investment in the shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment. The undersigned is further aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the shares or the Company, or (iii) guaranteed or insured any investment in the shares or any investment made by the Company. The undersigned understands that the price of the stock purchased hereby bears no relation to the assets, book value or net worth of the Company and was determined arbitrarily by the Company. The undersigned agrees and acknowledges that it has read all the information contained in the Prospectus, including without limitation, the Risk Factors contained therein.

Date: ______

Amount of Investment:  $_____ Number of Shares: ______

1.	Print Full Name of Investor:	Individual:
______________________________
First, Middle, Last

Partnership, Corporation, Trust, Custodial Account, Other:

____________________________________________________________
Name of Entity

2.	Permanent Address of Investor:	____________________________________________________________
______________________________

3.	Name of Primary Contact Person: Title:	____________________________________________________________

4.	Telephone Number:	______________________________

5.	E-Mail Address:	____________________________________________________________

6.	Facsimile Number: Permanent Address:	____________________________________
7.	Social Security or EIN of Investor: (attach an executed Form W-8)	____________________________________________________________

8.	Authorized Signatory: Title:	____________________________________ ____________________________________

If investor is an entity, provide copy of Articles of Incorporation, Certificate of Formation or other evidence of existence, as well as a copy of board resolution or other evidence of authorization to purchase the shares of the Company.